                                                                                                                               September 1, 2010

AMENDED AND RESTATED BY-LAWS

OF

BLUE CHIP VALUE FUND, INC.

ARTICLE I

Stockholders

SECTION 1.1   Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May and at such place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 1.2  Special Meetings.

             (a) Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and, pursuant to the Corporation’s election to be subject to Section 3-805 of the Maryland General Corporation Law, shall be called at the request in writing of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Subject to subsection (b) of this Article I, Section 1.2, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the president or the Board of Directors, whoever shall have called the meeting.   In fixing a date for any special meeting, the Chairman of the Board, the President or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

            (b)  Stockholder Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary at the principal executive office of the Corporation (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information  relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

            (2)  In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the Secretary at the principal executive office of the Corporation.   In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

            (3)  The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials), which cost shall be born by the requesting stockholder.  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

            (4)  In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.2(b).

            (5)  If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary: (i) if the notice of meeting has not already been given, the Secretary shall refrain from giving the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been given and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

            (6)  The Board of Directors, the Chairman of the Board or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            (7)  For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland  are authorized or obligated by law or executive order to close.

SECTION 1.3  Notice of Meetings.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.

Subject to Section 1.10(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

SECTION 1.4  Record Date.  The Board of Directors may fix a date not more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights.  In such case, only stockholders of record at the time so fixed shall be entitled to vote, to receive notice, or receive dividends or rights, notwithstanding any subsequent transfer on the books of the Corporation.  The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.  In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

SECTION 1.5  Quorum and Shareholder Action.  Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of all the votes entitled to be cast at the meeting shall constitute a quorum and a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting; provided, however, that a majority of all the votes entitled to be cast at the meeting shall be required to elect a director.  In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 1.7 of this Article I until a quorum shall attend.

SECTION 1.6  Organization.  At every meeting of the stockholders, the Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice-President, or in the absence of the Chairman of the Board, the President and all the Vice-Presidents, a chairman chosen by the Board of Directors of the Corporation or, in the absence of the Chairman, the President, all the Vice-Presidents and a Chairman chosen by the Board of Directors, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as Secretary of the meeting.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 1.7  Adjournment and Postponement.  Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.  The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 1.10(c)(3) of this Article I) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

SECTION 1.8  Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the chairman of the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 1.9  Beneficial Owners.  The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

SECTION 1.10  Advance Notice of Stockholder Nominee for Director and Other Stockholder Proposals.

            (a)  Annual Meetings of Stockholders.

            (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.10 (a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 1.10(a).

                                   (2)   For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation  and, in the case of any such other business, such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder’s notice shall set forth all information required under this Section 1.10 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Mountain Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 1.10 (c)(3) of this Article I) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

            (3)        Such stockholder’s notice shall set forth:

                        (i)         as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"),

                                    (A)  all information relating to the Proposed Nominee that would be required to be  disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; and

                                    (B)  whether such stockholder believes any such Proposed Nominee is, or is not, an "interested person" of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the "Investment Company Act") and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

                        (ii)        as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

                        (iii)       as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

                                    (A)       the class, series and number of all shares of stock or other securities of the Corporation or affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

                                    (B)       the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

                                    (C)       whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I)  manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a "Peer Group Company") for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

                                    (D)       any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

                        (iv)       as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 1.10 (a) and any Proposed Nominee,

                                    (A)       the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

                                    (B)       the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

                        (v)        to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

            (4)        Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

            (5)        Notwithstanding anything in this subsection (a) of  this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 1.10 (c)(3) of this Article I) for the preceding year's annual meeting, a stockholder’s notice required by this Section 1.10 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Mountain Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

            (6)        For purposes of this Section 1.10, "Stockholder Associated Person" of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

            (b)        Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 1.2 of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 1.10 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 1.10.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 1.10 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Mountain Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

            (c)        General.  (1)  If information submitted pursuant to this Section 1.10 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.10.  Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the Secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.10, and (B) a written update of any information submitted by the stockholder pursuant to this Section 1.10 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.10.

            (2)        Only such individuals who are nominated in accordance with this Section 1.10 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.10.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.10.

            (3)        For purposes of this Section 1.10, "the date of the proxy statement" shall have the same meaning as "the date of the company’s proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  "Public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

            (4)        Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.  Nothing in this Section 1.10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.  Nothing in this Section 1.10 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1   Election and Powers.  Pursuant to the Corporation’s election to be subject to Section 3-804(b) of the Maryland General Corporation Law, the number of directors shall be fixed from time to time only by resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be less than three (3) unless there are fewer than three shareholders nor more than fifteen (15).  The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Charter or these By-Laws required to be exercised or done by the stockholders.  Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation ("the initial annual meeting"), the Board of Directors shall be divided into three classes: class I, class II and class III.  The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows -- class I in 1989, class II in 1990 and class III in 1991 -- or thereafter in each case when their respective successors are elected and qualified.  At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified.  The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

SECTION 2.2   Regular Meetings.  Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

SECTION 2.3   Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors either in writing or by vote at a meeting.

SECTION 2.4   Notice of Special Meetings.  Notice of the place, day and hour of every special meeting shall be delivered personally to each director or telegraphed or cabled at least one (1) day before the meeting or mailed at least two (2) days before the meeting to his address on the books of the Corporation.  It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

SECTION 2.5   Place of Meetings.  The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

SECTION 2.6   Quorum and Board Action.

(a) Except as otherwise provided  by statute, the Charter or by Section 2.6(b) of this Article II: (i) a majority of the entire Board of Directors, but in no case less than two (2) directors, unless there is only one (1) director, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; (ii) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and (iii) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

(b)  No action shall be taken without the affirmative vote of three-fourths (3/4) of the Board of Directors, with respect to the following matters:  (i) the election and removal of officers; (ii) any amendment of the Charter of the Corporation; (iii) any amendment to Section 2.1 of this Article II;  or (iv) any amendment to this Section 2.6.

SECTION 2.7   Action without Meeting.  Except with respect to the approval of any investment advisory agreement, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if an unanimous consent which sets forth the action is signed by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

SECTION 2.8   Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, or in the absence of the Chairman of the Board, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as Secretary.

SECTION 2.9   Vacancies.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any.  Pursuant to the Corporation’s election to be subject to Section 3-804(c) of the Maryland General Corporation Law, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum under Section 2.6 of this Article II. and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

SECTION 2.10     Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.  Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.11     Committees.  The Board of Directors may appoint from among its members an executive and other committees of the Board composed of two (2) or more directors.  To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

SECTION 2.12     Telephone Conference.  Except with respect to the approval of any investment advisory agreement, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

SECTION 2.13     Compensation of Directors.  Any director, whether or not he is a salaried officer, employee, or agent of the Corporation, may be compensated for his services as director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

ARTICLE III

OFFICERS

SECTION 3.1   Number.  The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.  If required by law, the Board of Directors, including a majority of those Directors who are not “interested persons” of the Corporation, as defined by the Investment Company Act of 1940, shall appoint a Chief Compliance Officer.   Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice-President.

SECTION 3.2   Election and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

SECTION 3.3   Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.4   Removal.  If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time; provided however, if required by applicable law, the Chief Compliance Officer may be removed from his or her responsibilities only by the affirmative vote of a majority of the Board of Directors, including a majority of those Directors who are not “interested persons” of the Corporation, as defined by the Investment Company Act of 1940.

SECTION 3.5   Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside over the meetings of the Board and of the stockholders at which he is present.  The Chairman of the Board shall also perform and execute such other duties and powers as the Directors may from time to time prescribe.

SECTION 3.6   President.  The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors.  He, or such persons as he shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall have general executive and administrative powers as well as other powers and duties as from time to time may be conferred upon or assigned to him by the Board.

SECTION 3.7   The Vice-Presidents.  In the absence or disability of the President, or when so directed by the President, any Vice-President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice-President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board.  Each Vice-President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

SECTION 3.8   The Secretary.  The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

SECTION 3.9   Assistant Secretaries.  In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary.  Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

SECTION 3.10     The Treasurer.  Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

SECTION 3.11     Assistant Treasurers.  In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.  Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

SECTION 3.12     Chief Compliance Officer.  The Chief Compliance Officer shall have such powers and duties as from time to time may be conferred upon or assigned to him or her by the Directors and by applicable law.

SECTION 3.13     Compensation of Officers.  The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do; provided however, that if required by applicable law, the salary or other compensation of the Chief Compliance Officer shall be approved by the Board of Directors, including a majority of those Directors who are not “interested persons” of the Corporation, as defined by the Investment Company Act of 1940.  No officer shall be precluded, from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE IV

STOCK

SECTION 4.1   Certificates.  The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form.  If shares are issued in uncertificated form, each stockholder of, a certificated security shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal.  Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.

SECTION 4.2   Transfer of Shares.  Transfers of shares shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

SECTION 4.3   Transfer Agents and Registrars.  The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define.  No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar.  The duties of Transfer Agent and Registrar may be combined.

SECTION 4.4   Mutilated, Lost, Stolen or Destroyed Certificates.  The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed or mutilated, upon such terms and conditions as the Board may direct.  The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

SECTION 4.5   Stock Ledgers.  The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.

SECTION 4.6   Location of Corporate Books.  So long as permitted by Maryland law, the books of the Corporation may be kept outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors.

ARTICLE V

SEAL

SECTION 5.1   Seal.  The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI

SUNDRY PROVISIONS

SECTION 6.1   Amendments.  (a) By Stockholders.  By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 1.5 of Article I hereof at any annual or special meeting of the stockholders.

                                    (b)        By Directors.  By-Laws may be adopted, altered, amended or repealed in the manner provided in Sections 2.6 or 2.7 of Article II hereof by the Board of Directors at any regular or special meeting of the Board.

SECTION 6.2   Indemnification of Directors and Officers.  (a) Indemnification.  Subject to Section 6.2(b) of this Article, any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation, at the request of the Corporation, as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under applicable state corporation law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, provided, that such indemnification shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

                                    (b)        Determination. Unless a court orders otherwise, any indemnification made pursuant to Section 6.2(a) of this Article shall be made by the Corporation only as authorized in the specific case (i) after a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by disabling conduct, or (ii) upon a determination, based on a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, which determination shall be made by (A) the vote of a majority of a quorum of directors who are neither "interested persons" as defined under the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or (B) independent legal counsel in a written opinion.

                                    (c)        Advances.  Any current or former director or officer of the Corporation claiming indemnification within the scope of this Section 6.2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the proceedings to which he is a party in the manner and to the full extent permissible under applicable state corporation law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, provided, that (i) he undertakes to repay the advance unless it is ultimately determined that he is entitled to indemnification, and (ii) (A) he provides a security for his undertaking, (B) the Corporation is insured against losses arising from a failure to repay if required pursuant to clause (i), or (C) a majority of a quorum of disinterested, non-party directors or independent legal counsel in a written opinion, determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.